TherapeuticsMD, Inc. 8-K

Exhibit 99.1

Investor Update December 18 , 2018

2 Forward - Looking Statements This presentation by TherapeuticsMD, Inc. (referred to as “we” and “our”) may contain forward - looking statements. Forward - lookin g statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as state men ts, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anti cip ate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipat e,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are ba sed on assumptions and assessments made in light of our managerial experience and perception of historical trends, current condition s, expected future developments and other factors we believe to be appropriate. Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward - looking statements are n ot guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control. Imp ort ant factors that could cause actual results, developments and business decisions to differ materially from forward - looking statement s are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our mos t r ecent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following: our ability to maintain or increase sales of our products; our ability to develop and commercialize IMVEXXY TM , ANNOVERA TM , BIJUVA TM and our hormone therapy drug candidates and obtain additional financing necessary therefor; whether we will be able to comply with the covenants and conditions under our term loan agreement; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of our current or future approved products or preclude t he approval of our future drug candidates; the length, cost and uncertain results of future clinical trials; the ability of our lic ensees to commercialize and distribute our product and product candidates; our reliance on third parties to conduct our manufacturing, research and development and clinical trials; the availability of reimbursement from government authorities and health insura nce companies for our products; the impact of product liability lawsuits; the influence of extensive and costly government regula tio n; the volatility of the trading price of our common stock and the concentration of power in our stock ownership. This non - promotional presentation is intended for investor audiences only.

IMVEXXY Launch Update

Strong Positive Trend Continues

November 17 through December 16, 2018

Imvexxy
(estradiol vaginal inserts)
4 mcg · 10 mcg

- Total units since launch ~52,200 paid scripts[1] dispensed to ~22,500 patients
  - Nov. 17th – Dec. 16th total units of ~15,000 paid scripts[1]
- New highs continuing week-over-week[2]
- Most recent week of December over ~4,900 total paid scripts
- IMVEXXY compliance continues to exceed industry average
  - 2.3 average IMVEXXY fills per patient, which is 82% of the maximum possible fills for those patients[3]
  - 66% of eligible IMVEXXY patients have filled their 4th script
  - Previous two dyspareunia product launches during the first year of launch averaged 1.7 fills per patient[4]
- ~5,600 prescribers had a filled prescription

[1]Units are based on IQVIA and copay redemption data based on utilization of our affordability programs. Cash pay or covered by insurance. Retail data for two weeks estimated on launch trends.
[2]With the exception of Thanksgiving week, which is typical due to variability in fill patterns during holidays.
[3]Imvexxy fill data is based on IQVIA and copay redemption data.
[4]Previous two launches is based on Symphony total script data divided by the patient count data from IQVIA total patient tracker info from the 12 months of launch.

TherapeuticsMD®
For Her. For Life.

3

4 Corporate Updates ▪ Management’s sales of expiring 10 - year vested options will be completed on December 20, 2018 ▪ BIJUVA™ on track for 2Q 2019 launch, which will allow draw down of additional $75M from term loan facility with MidCap Financial ▪ Company will highlight its key 2019 milestones at JP Morgan Healthcare Conference held on January 7 - 10, 2019 ▪ Presentation on January 9, 2019 at 1:30 pm PT